EXHIBIT 99.1

Notes to Footnote 1

Of these shares, 28,815 are held by Schroder Ventures International Life
Sciences Fund II Group Co-Investment Scheme ("Co-Invest"), 1,002,046 are held by
Schroder Ventures International Life Sciences Fund II LP1 ("ILSF LP1"), 426,766
are held by Schroder Ventures International Life Sciences Fund II LP2 ("ILSF
LP2"), 113,729 are held by Schroder Ventures International Life Sciences Fund II
LP3 ("ILSF LP3"), 15,456 are held by Schroder Ventures International Life
Sciences Fund II Strategic Partners L.P. ("Strategic Partners") and 123,419 are
held by Schroder Ventures Investments Limited ("SVIL" and together with
Co-Invest, ILSF LP1, ILSF LP2, ILSF LP3 and Strategic Partners, the "Funds").
The reporting person disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein.

Notes to Footnote 5

The following table sets forth the number of shares of Series B Convertible
Preferred Stock held directly by the Funds and the number of shares of common stock issuable upon conversion of such shares. The reporting person disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein.
                                                       Shares of Common Stock
                                 Shares of Series B  issuable upon conversion of
                               Convertible Preferred   the Series B Convertible
              Holder            Stock held by Holder      Preferred Stock
             ---------          --------------------   ------------------------

Schroder Ventures International          102,300              12,786
Life Sciences Fund II Group
Co-Investment Scheme

Schroder Ventures International        3,557,175             444,646
Life Sciences Fund II LP1

Schroder Ventures International        1,514,983             189,372
Life Sciences Fund II LP2

Schroder Ventures International          403,734              50,465
Life Sciences Fund II LP3

Schroder Ventures International           54,877               6,859
Life Sciences Fund II Strategic
Partners L.P.

SV (Nominees) Limited as nominee         438,135              54,766
of Schroder Ventures Investments
Limited

Notes to Footnote 6

The following table sets forth the number of shares of Series C Convertible
Preferred Stock held directly by the Funds and the number of shares of common stock issuable upon conversion of such shares. The reporting person disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein.
                                                         Shares of Common Stock
                                Shares of Series C     issuable upon conversion
                               Convertible Preferred  of the Series C Convertible
      Holder                    Stock held by Holder     Preferred Stock
     -------                    ---------------------    -----------------------

Schroder Ventures International           55,721               8,328
Life Sciences Fund II Group
Co-Investment Scheme

Schroder Ventures International        1,937,521             289,606
Life Sciences Fund II LP1

Schroder Ventures International          825,182             123,342
Life Sciences Fund II LP2

Schroder Ventures International          219,907              32,870
Life Sciences Fund II LP3

Schroder Ventures International           29,891               4,467
Life Sciences Fund II Strategic
Partners L.P.

SV (Nominees) Limited as nominee         238,644              35,670
of Schroder Ventures Investments
Limited

Notes to Footnote 7

The following table sets forth the number of shares of Series C-2 Convertible
Preferred Stock held directly by the Funds and the number of shares of common stock issuable upon conversion of such shares. The reporting person disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein.

                                                         Shares of Common Stock
                                     Shares of Series   issuable upon conversion
                                     C-2 Convertible      of the Series C-2
                                     Preferred Stock        Convertible
          Holder                     Held by Holder       Preferred Stock
         ---------                   ---------------    -----------------

Schroder Ventures International           61,610               7,701
Life Sciences Fund II Group
Co-Investment Scheme

Schroder Ventures International        2,142,356             267,794
Life Sciences Fund II LP1

Schroder Ventures International          912,419             114,052
Life Sciences Fund II LP2

Schroder Ventures International          243,154              30,394
Life Sciences Fund II LP3

Schroder Ventures International           33,050               4,130
Life Sciences Fund II Strategic
Partners L.P

SV (Nominees) Limited as nominee         263,872             32,983
of Schroder Ventures Investments
Limited